SUB-ITEM 77I

         MFS  Cash  Reserve  Fund,  MFS  New  Discovery   Fund,  MFS  Research
         International Fund, and MFS Strategic Growth Fund, each a series of MFS Series Trust I, re-designated class R shares as class R1 shares and established a new class of shares, class R2 shares, as described in Post-Effective Amendment No. 42 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.